Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Versartis, Inc. of our report dated February 17, 2014, except for the effects of the reverse stock split described in Note 16, as to which the date is March 6, 2014, relating to the financial statements of Versartis, Inc., which appears in Versartis, Inc.’s Amendment No. 3 to Registration Statement on Form S-1 (No. 333-193997).

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 31, 2014